Exhibit 99.1

MobileIron Names Simon Biddiscombe Chief Financial Officer

MOUNTAIN VIEW, Calif. – September 1, 2015 – MobileIron (NASDAQ:MOBL), the leader in mobile enterprise security, today announced that Simon Biddiscombe has been named Chief Financial Officer. Simon has served as interim CFO since May 2015.

“Simon has been an integral part of MobileIron for the last three months. Simon is the right leader with the right experience to lead our business forward and drive shareholder value” said Bob Tinker, CEO, MobileIron. “I and the Board of Directors are delighted to welcome him to the MobileIron executive team.”

Simon brings more than 20 years of management and financial experience to MobileIron. Most recently he served as Chief Strategy Officer and previously as Interim Chief Financial Officer at ServiceSource International, Inc. (NASDAQ: SREV). He has also served as Chief Financial Officer and Chief Executive Officer at QLogic Corp. (NASDAQ: QLGC) and as Chief Financial Officer at Mindspeed Technologies (NASDAQ: MSPD).

About MobileIron
MobileIron provides the secure foundation for companies around the world to transform into Mobile First organizations. For more information, please visit www.mobileiron.com.

Investor contact:

Samuel Wilson

MobileIron

ir@mobileiron.com

650-282-7555

Media contact:

Clarissa Horowitz

MobileIron

clarissa@mobileiron.com

415-608-6825